UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Vitesse Semiconductor Corporation

(Name of Registrant as Specified In Its Charter)

Chap-Cap Activist Partners Master Fund, Ltd.
Chap-Cap Partners II Master Fund, Ltd.
Chapman Capital L.L.C.
Robert L. Chapman, Jr.

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CHAPMAN CAPITAL TO COMPEL VITESSE SEMICONDUCTOR TO HOLD ANNUAL MEETING
INVESTMENT ADVISOR TO SEEK NOMINEES TO REPLACE DIRECTORS

LOS ANGELES, CA. – JULY 30, 2007 ... Chapman Capital L.L.C., investment advisor to two investment funds that together own 7.2% of Vitesse Semiconductor Corporation (PK:  VTSS; “Vitesse” or “the Company”), today announced that following an exhaustive, one-year effort to encourage Vitesse’s Board of Directors (“the Board”) to come into compliance with core, generally accepted corporate governance standards, it has determined to seek nominees to replace all or part of the Board currently consisting of directors Christopher Gardner, Edward Rogas, Vincent Chan, Alex Daly and Willow Shire.  Vitesse last allowed its owners to elect their representatives on the Board some 18 months ago on January 24, 2006, in clear non-compliance with Section 211 of the Delaware General Corporation Law that required the 2007 annual meeting to be held by February 24, 2007, a date that was within the Delaware-mandated 13 months from the date of Vitesse’s last annual meeting at which directors were elected.

Robert L. Chapman, Jr., Managing Member of Chapman Capital, commented, “Chapman Capital, out of respect for Vitesse’s beleaguered co-owners and dedicated employees, customers, and suppliers, has attempted every means to avoid a proxy fight with Vitesse’s entrenched Board.  This past week, I showed the utmost respect to Mr. Gardner and Ms. Shire by inviting them into my home to discuss the concerns of Vitesse’s institutional and individual owners, both of which groups have continued to plead with Chapman Capital to take legal action in Delaware to compel the overdue election of directors to Vitesse’s Board.  Despite the rational, vitriol-free environment of this meeting, Mr. Gardner’s debriefing to me today indicates that Vitesse’s Board stunningly believes that the Company’s owners will continue to tolerate the preposterous claim that directors, whose own professional negligence or complicity has led to the deficiency of audited financial statements, may hide behind this self-inflicted travesty itself to perpetuate their own control over the same company they have victimized.  Does Vitesse actually think that the United States Securities and Exchange Commission and the State of Delaware support policies and protocols wherein potentially felonious boards -- outside of Vitesse -- could keep hostage a public company and its owners merely by failing to provide audited financial statements to these same owners?”

Regarding Vitesse Semiconductor’s July 17, 2007 announcement of a “process for accepting shareholder recommendations for new directors,” Mr. Chapman stated, “Once again, Vitesse’s Board of Directors has insulted the collective intelligence of the owners who they purportedly serve.  This new ‘process’ of asking owners for ‘recommendations’ of Board candidates has been available to, and taken advantage of by, every public and private company on Earth for decades.  Moreover, nearly three years ago on November 30, 2004, Vitesse’s own bylaws were amended ‘to permit nomination of director candidates by stockholders who are entitled to vote in the election of directors.’  The bottom line is that Vitesse’s Board of Directors has offered nothing new or incremental to its owners, instead apparently seeking to perpetuate absolute veto power over who gets access to Vitesse’s board room and the still-undisclosed Special Committee review of potentially illicit deportment by members of that very same Board.  Chapman Capital’s interest in making that review available to all of Vitesse’s owners only has been heightened by the Board’s refusal to do so itself.  One must question what Messrs. Chris Gardner, Ed Rogas, Vincent Chan, and Alex Daly potentially are trying to hide from Vitesse’s owners by forcing director candidates to endure a completely different filtering process than was just utilized for friend-of-management and questionably-qualified new director Willow B. Shire.”

Chapman Capital expects to file today with the Securities and Exchange Commission a Schedule DEFN14A initiating the process of soliciting proxies from shareholders of the Company.

Chapman Capital L.L.C. is a Los Angeles, CA based investment advisor focusing on takeover and turnaround investing.  The firm is the registered investment advisor to Chap-Cap Partners II Master Fund, Ltd. and Chap-Cap Activist Partners Master Fund, Ltd., the combined owners of approximately 7.2% of Vitesse Semiconductor’s common shares.  Over the past eleven years, Chapman Capital has agitated successfully for the restructuring or sale of over twenty five publicly-traded companies, including recently closed transactions involving Entertainment Distribution Company, Inc./Glenayre Messaging, Carreker Corporation, Sunterra Corporation, Embarcadero Technologies, Inc., and Agile Software Corporation.  Mr. Chapman previously was employed by Goldman Sachs & Co., Scudder Stephens, & Clark, and NatWest Bank USA.  Related news releases, as well as additional information on Chapman Capital, may be found at http://www.chapmancapital.com.

Vitesse Semiconductor Corporation is a Camarillo, CA based technology firm that designs, develops and markets a diverse portfolio of high-performance, cost-competitive semiconductor solutions for communications and storage networks worldwide.  Engineering excellence and dedicated customer service distinguish Vitesse as an industry leader in Gigabit Ethernet LAN, Ethernet-over-SONET, Advanced Switching, Fibre Channel, Serial Attached SCSI (SAS), Optical Transport and other applications.  Vitesse innovation empowers customers to deliver superior products for Enterprise, Access, Metro and Core applications.  Vitesse news releases, as well as additional information on the Company, can be found at http://www.vitesse.com.

THE TRANSMISSION OF THIS COMMUNICATION IN NO WAY OR FORM CONSTITUTES OR SERVES AS A) A SOLICITATION OF PROXIES FROM, OR B) AN EFFORT TO ACT IN CONCERT WITH ANY STOCKHOLDER OF VITESSE SEMICONDUCTOR CORPORATION. THIS COMMUNICATION IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF AN OFFER TO SELL ANY COMMON STOCK. ANY SOLICITATION AND OFFER TO PURCHASE COMMON STOCK WILL BE MADE, IF AT ALL, PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT WOULD BE FURNISHED TO STOCKHOLDERS AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  IF THESE MATERIALS ARE FURNISHED TO STOCKHOLDERS, STOCKHOLDERS SHOULD READ THEM CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. CHAPMAN CAPITAL, UNDER CERTAIN CONDITIONS, INTENDS TO MAKE PRELIMINARY AND DEFINITIVE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION OF A PROXY STATEMENT AND ACCOMPANYING PROXY CARD TO BE USED TO SOLICIT PROXIES IN CONNECTION WITH THE VITESSSE SEMICONDUCTOR CORPORATION 2007 ANNUAL MEETING.  SECURITY HOLDERS ARE ADVISED TO READ SUCH PROSPECTIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF VITESSE SEMICONDUCTOR CORPORATION FOR USE AT THE 2007 ANNUAL MEETING WHEN AND IF THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROSPECTIVE PROXY SOLICITATION.  WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO VITESSE SEMICONDUCTOR CORPORATION STOCKHOLDERS AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.  INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROSPECTIVE PROXY SOLICITATION WILL BE CONTAINED IN THE SCHEDULE 13D ORIGINALLY FILED BY CHAPMAN CAPITAL L.L.C. ON JULY 7, 2006 AS SUBSEQUENTLY AMENDED ON DECEMBER 6, 2006, DECEMBER 13, 2006, JUNE 15, 2007, JUNE 18, 2007,  JULY 5, 2007, JULY 9, 2007 AND JULY 30, 2007.

CONTACT:
R. Jordan Frenkel
Phone: (310) 662-1900 x 209

Exhibits:
Exhibit 1 - Schedule 13D Amendment No. 7 of Chap-Cap Activist Partners Master Fund, Ltd., Chap-Cap Partners II Master Fund, Ltd., Chapman Capital L.L.C., and Robert L. Chapman, Jr., filed with the SEC on July 30, 2007.
Exhibit 2 - Press release dated July 30, 2007, from Chapman Capital announcing its determination to initiate a process to replace all or part of the Issuer's Board.